Non-competition Agreement

between

Dalian Befut Wire & Cable Manufacturing Co., Ltd.

and

Befut Electric (Dalian) Co., Ltd.

Dated  February 16, 2009

Non-competition Agreement

This non-competition agreement (“Agreement”) is made as of February 16, 2009, by and between

Dalian Befut Wire & Cable Manufacturing Co., Ltd.

Principal place of business: 90-1 Hongji Street, Xigang District, Dalian

Legal representative:  Hongbo Cao

hereinafter referred to as “Party A”,

and

Befut Electric (Dalian) Co., Ltd. Principal place of business: Lingang Industrial District of Changxing Island, Dalian

Legal representative: []

hereinafter referred to as “Party B”.

Party A and Party B are referred to individually as a “Party” and collectively as the “Parties”.

1.	As used in this Agreement

1.1	“Subsidiary” of a Party means any company or entity

1.1.1	in which

(a)
more than fifty percent (50%) of the shares or other ownership interest with voting rights on election of the board of directors or other bodies of persons performing similar functions (other than the shares or ownership interest that is only entitled to voting right  when no dividend is distributed or under other unpredictable circumstances);

(b)
more than fifty percent (50%) of the profits or  equity are held or controlled directly by such Party or through one or more of its subsidiaries, or under common ownership or control of such Party and one or more of its subsidiaries; and

1.1.2	whose assets, or any part of them, are combined into the net revenues of such Party as per international accounting standards and reflected in such Party’s financial statements.

1.2
“Affiliate” of a Party means any company, partnership, joint venture or entity controlling, controlled by or under common control with such Party; the word “control” is taken as an entity’s being able to determine, or caused to determine, the other entity’s operations and policies, directly or indirectly, by holding securities or contracts with voting rights or otherwise.

1.3	“China” means the mainland of the People’s Republic of China, not including Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

2.	It is recognized that Party B is, among other things, principally engaged in [the development, manufacture and sales of cable wires];

3.
Party A warrants that it has made full and complete disclosure of its scope of business with a nature same as or similar to that of Party B’s core business (see Annex I). Except for business activities disclosed herein, Party A or any of its subsidiaries shall not be engaged in, whether directly or through joint venture or cooperation with other individuals or entities or any similar arrangements, any activities that are in direct or indirect conflict or competition with the above-mentioned Party B’s existing core business (other than non-core business Party B is currently engaged in or any business Party B will be engaged in after the effective date of this Agreement) and will cause material damage to the Party B’s operations, without Party B’s prior written consent, including but not limited to:

3.1	setting up any company, enterprise or entity that is engaged in the business same as or similar to Party B’s existing core business;

3.2
setting up any research and development centre or research institute outside Party B to research or develop any product or project same as or similar to the products or projects of Party B’s existing core business;

3.3
manufacturing or selling products same as, similar to or in competition with those of Party B’s existing core business; being engaged in, directly or indirectly, any business same as, similar to or in competition with Party B’s existing core business;

3.4
providing, directly or indirectly, products or services, whether as representative, agent, independent contractor, consultant, adviser or in a similar capacity or otherwise, to any individual, partnership, company, trust, association or entity providing products or services same as, similar to or in competition with those of Party B’s existing core business or engaged in business similar to Party B’s existing core business (a “Competing Entity”), whether Party B, its successor or assignee is or will be engaged in such business;

3.5
having any interest, directly or indirectly, in any Competing Entity, including but not limited to as owner, franchisee, partner, partnership, shareholder, principal, member, investor, custodian or in a similar capacity or otherwise.

4.
Party A warrants that Party A (or any subsidiary or affiliate of Party A) will (as required) inform Party B of any business opportunity coming to its knowledge that is likely to be or become in direct or indirect competition with Party B’s existing core business. Party A will (as required) offer Party B such opportunity with the terms and conditions as favourable as those available to Party A (or any subsidiary or affiliate of Party A).

5.	It is acknowledged and agreed that neither party should disclose the existence of this Agreement or obligations hereunder except under any of the following circumstances:

5.1	such information has become publicly available before it is disclosed ( except that such information becomes known to the public by a breach of this Agreement);

5.2
the disclosure is made to legal or financial advisers of the disclosing Party for the purpose of this Agreement, and that such professional advisers undertake to comply with the provisions of confidentiality under this Agreement; or

5.3	the disclosure is required by law or any stock exchange, but the Parties hereto shall consult with each other over such requirement of disclosure.

6.	This Agreement shall be governed by the duly promulgated laws of China.

7.
Any dispute arising out of or in relation to this Agreement shall be submitted to arbitration in accordance with the rules then in force of China International Economic and Trade Arbitration Commission (“Arbitration Commission”). The place of arbitration shall be Beijing. The arbitral award shall be final and binding on both parties. The Parties hereby bind themselves to such arbitral award. The losing party shall bear the costs of arbitration including any costs of enforcement. The Parties agree to abide by and perform, during the course of arbitration proceedings, the provisions of this Agreement except those in disputes and subject to arbitral award.

8.	This Agreement shall be made in two originals with each party holding one.

9.
This Agreement shall constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede any and all prior discussions, records, memos, negotiations, understandings and documents and agreements between the Parties. All agreements, contracts and other documents previously made by and between the Parties on the subject matter hereof shall become null and void upon the effective date of this Agreement.

10.
Any amendment to this Agreement must be made in writing and duly executed by authorized representatives of the Parties hereto. Such amendment may be subject to the approval of competent authority if required by law.

11.
No failure or delay by either party in enforcing its rights under the Agreement shall constitute a waiver of those rights nor shall any single or partial enforcement thereof preclude any other or further enforcement thereof or the enforcement of any other right. No waiver by either party of any breach of any provision of this Agreement shall be held to be a waiver of any other or subsequent breach or a waiver of any right under such provision or other rights under this Agreement.

12.
If any one or more provisions of this Agreement shall be deemed invalid, illegal or unenforceable for any reason in accordance with relevant laws, then (a) the validity, legality and enforceability of the remaining provisions shall not be affected; (b) the invalid, illegal or unenforceable words or provisions shall be replaced with words or provisions that are valid, legal and enforceable and that come closest to expressing the intention of the invalid, illegal or unenforceable words or provisions.

IN WITNESS THEREOF, the authorized representatives of the Parties hereto have executed this Agreement on the date first written above.

 (The next page is the signature page of the Non-competition Agreement)

(This is the signature page of the Non-competition Agreement)

Party A: Dalian Befut Wire & Cable Manufacturing Co., Ltd. (official seal)

Authorized Representative: /s/ Hongbo Cao

Date: February 16, 2009

Party B: Befut Electric (Dalian) Co., Ltd.Co., Ltd. (official seal)

Authorized Representative: /s/ Haiyang Lu

Date: February 16, 2009

Annex I

Dalian Befut Wire & Cable Manufacturing Co., Ltd.

Disclosure of Existing Business

Dalian Befut Wire & Cable Manufacturing Co., Ltd. is engaged in manufacturing and selling wires and cables; machining; wholesale and retailing of mechanical and electrical equipment (automobiles excluded); wholesale and retailing of building materials; import and export of goods and technologies (except for items prohibited by laws and regulations; with restricted items subject to license control).